UNCONDITIONAL GUARANTY

This continuing UNCONDITIONAL GUARANTY (“Guaranty”) is entered into as of March 28, 2014 by each Person listed on the signature page hereof (individually and collectively, jointly and severally, the “Guarantor”), in favor of SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“Bank”).

RECITALS
A.    Concurrently herewith, OCLARO, INC., a Delaware corporation (“Parent”) and OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales (“Borrower”) have entered into that certain Loan and Security Agreement with Bank, dated as of the date hereof (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.
B.    In consideration of the agreement of Bank to make the Loans to Borrower under the Loan Agreement, Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.
C.    Each Guarantor is an affiliate of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreement.
NOW, THEREFORE, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.    Guaranty.

1.1    Unconditional Guaranty of Payment. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.
1.2    Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).
Section 2.    Representations and Warranties.

Guarantor hereby makes the representations and warranties set forth in Section 5 of the Loan Agreement (which representations and warranties are incorporated by reference herein), with reference to “Borrower” therein being deemed a reference to “Guarantor” save that in the case of Oclaro Innovations LLP, for the purposes of Section 5.1 it represents and warrants that it is a limited liability partnership instead of a private limited company.
Section 3.    General Waivers.

Guarantor waives:

(a) Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.
(b) Any defenses from disability or other defense of Borrower (other than the defense that the Obligations have been fully paid), or from the cessation of Borrower’s liabilities.
(c) Any setoff, defense or counterclaim against Bank, and any claim, set-off or other rights which any Guarantor may have at any time against the Debtor.
(d) any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Bank have been paid and the Borrower’s financing arrangements have been terminated, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.
(e) Any right to enforce any remedy that Bank has against Borrower.
(f) Any rights to participate in any security held by Bank.
(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.
(h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.
(i) The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.
(j) With respect to Oclaro (Canada) Inc. (the “Canadian Guarantor”), the benefit of any defense arising by reason of the invalidity, illegality or lack of enforceability of the Loan Agreement or any part thereof of any security or guarantee, or by reason of any incapacity, lack of authority, or other defense of the Borrower or any other person, or by reason of any limitation, postponement, prohibition on the Bank’s right to payment under the Loan Agreement.
(k) With respect to the Canadian Guarantor, the benefit of any defense arising by reason of any failure by the Bank to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the Borrower, or any other person, or by reason of any interest of the Bank in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Bank of any right to recourse or collateral.
(l) With respect to the Canadian Guarantor, the benefit of any defense arising by reason of any failure by the Bank to (i) marshal any assets, or (ii) give to the Borrower or any Guarantor notice of any sale or other disposition of any property.
(m) With respect to the Canadian Guarantor, the benefit of any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower or any other person, including any discharge of, or bar against collecting the Obligations, in or as a result of any such proceeding.

In addition the liability of Guarantor shall not be affected nor shall this Guaranty be discharged or reduced by reason of:

(a)    the incapacity or any change in the name, style or constitution of Borrower or any other Guarantor or any other person liable from time to time, directly or indirectly, for the Obligations;

(b)    any Insolvency Proceeding in respect of any Guarantor;
(c)    Bank granting any time, indulgence, waiver or concession to Borrower or any other Guarantor;

(d)    Bank compounding with, discharging, releasing, terminating, amending, varying, novating, supplementing or increasing the liability of Borrower or any other Guarantor for the Obligations;

(e)    Bank renewing, determining, terminating, amending, varying, novating, supplementing or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement with Borrower or any other Guarantor;

(f)    Bank omitting to claim or enforce payment from Borrower or any other Guarantor;

(g)    any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or any security held from Borrower or any other Guarantor;

(h)    any act or omission by Bank or any other person in taking up, perfecting or enforcing any security, indemnity or guaranty from or Borrower or any other Guarantor; or

(i)    any act or omission which would not have discharged or affected the liability of any Guarantor had it been Borrower instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate or discharge Guarantor or otherwise reduce or extinguish its liability under this Guaranty.

Section 4.    Real Property Security Waiver. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Without limiting the generality of the foregoing, Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold. Without limiting the generality of the foregoing, Guarantor further expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust.
Section 5.    Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.
Section 6.    No Waiver; Amendments. No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.
Section 7.    Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.
Section 8.    Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, electronic mail, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantor:
c/o Oclaro Technology Limited
2560 Junction Avenue
San Jose, CA 95134
Attn: Pete Mangan - fax (408) 435-5025
Email: pete.mangan@oclaro.com
David Teichmann - fax (408) 904-4913
Email: david.teichmann@oclaro.com

If to Bank:	Silicon Valley Bank 2400 Hanover Street Palo Alto, CA 94304 Attn: Ryan Edwards Fax: ( ) Email: redwards@svb.com
with a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: Charles W. Stavros, Esquire Fax: (617) 880-3456 Email: cstavros@riemerlaw.com or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission, or electronic mail, or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 9.    Entire Agreement and Execution. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Bank, whether written or oral, respecting the subject matter hereof. It is intended that this Guaranty shall take effect as a deed in respect of Borrower notwithstanding the method of execution of this Guaranty by the other parties hereto.
Section 10.     Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Bank to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.
Section 11.    Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Loan Agreement; and such indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests, after the occurrence and during the continuance of an Event of Default, shall be collected, enforced and received by Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. At Bank’s request, any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank.
Section 12.    Subrogration. Until all the Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement) Guarantor agrees that, without the prior written consent or in the absence of a written direction from Bank, it shall not:
(a)    exercise its rights of subrogation, reimbursement and indemnity against Borrower;
(b)    demand or accept repayment in whole or in part of any indebtedness now or hereafter due to Guarantor from Borrower or from any other person liable from time to time, directly or indirectly, for the Obligations;
(c)    take any step to enforce any right against Borrower or any other Guarantor; or
(d)    claim any set off or counterclaim against Borrower or any other Guarantor nor claim or prove in competition with Bank in the bankruptcy or liquidation of Borrower or any other person liable as above nor have the benefit of, or share in, any payment from or composition with, Borrower or any other person liable as above or any other Collateral held by Bank for any Obligations.
Section 13.    Separate Property. Notwithstanding anything to the contrary contained herein, Guarantor hereby expressly agrees that recourse may be had against Guarantor’s separate property for the payment and performance of Guarantor’s obligations hereunder.
Section 14.    Payment of Expenses. Guarantor shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).
Section 15.    Assignment; Governing Law. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Bank and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion. Any such purported assignment by Guarantor without Bank’s written consent shall be void. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles thereof regarding conflict of laws.
Section 16.    Third Party Rights. Any Person who is not a party to this Agreement shall have no rights under the UK Contracts (Rights of Third parties) Act 1999 to enforce or enjoy the benefits of any term of this Agreement.

Section 17.    PERSONAL JURISDICTION. GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA AS BANK MAY ELECT (PROVIDED THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF CALIFORNIA), AND, BY EXECUTION AND DELIVERY HEREOF, GUARATNOR ACCEPTS AND CONSENTS TO, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY BANK IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY GUARANTOR AGAINST BANK. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISICTION, GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.
Section 18.    WAIVER OF JURY TRIAL. EACH OF BANK AND GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has entered into this Unconditional Guaranty, effective as of the date first written above.

GUARANTOR:

OCLARO, INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: Chief Financial Officer	OCLARO TECHNOLOGY, INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: President, Treasurer and Secretary
OCLARO (NORTH AMERICA), INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: Chief Executive Officer, Chief Financial Officer and Secretary	MINTERA CORPORATION By: /s/ Pete J. Mangan Name: Pete Mangan Title: President, Chief Financial Officer and Secretary
OPNEXT, INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: Chief Executive Officer, President, Chief Financial Officer and Secretary	PINE PHOTONICS COMMUNICATIONS, INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: President, Treasurer and Secretary
OPNEXT SUBSYSTEMS INC. By: /s/ Pete J. Mangan Name: Pete Mangan Title: President, Chief Financial Officer and Secretary	BOOKHAM NOMINEES LIMITED By: /s/ James Haynes Name: James Haynes Title: Director

OCLARO INNOVATIONS LLP
By Oclaro Inc., its member
By: /s/ Pete J. Mangan
Name: Pete Mangan
Title: Chief Financial Officer
By Oclaro (North America) Inc., its member
By: /s/ Pete J. Mangan
Name: Pete Mangan
Title: Chief Executive Officer, Chief Financial Officer and Secretary

[Signature Page – Unconditional Guaranty]